Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-183197 of our report dated March 20, 2015, relating to the financial statements of Global Macro Trust appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is also part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 29, 2015